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                                                                     EXHIBIT 4.3




               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                   SERIES B SENIOR CUMULATIVE PREFERRED STOCK

                                       OF

                             THE CERPLEX GROUP, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                   -------------------------------------------


                  THE CERPLEX GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Restated Certificate of Incorporation, as amended, of the Corporation, the following resolution was adopted as of by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law:

                  "RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Restated Certificate of Incorporation, as amended, of the total authorized number of 1,000,000 shares of Preferred Stock, par value $.01 per share, of the Corporation, there shall be designated a series of 60,000 shares which shall be issued in and constitute a single series to be known as "Series B Senior Cumulative Preferred Stock" (hereinafter called the "Series B Senior Preferred Stock"). The shares of Series B Senior Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

                  1. DIVIDENDS. (a) The holders of shares of Series B Senior Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cash dividends at the rate of 7% per share per annum, and no more, payable as and when declared by the Board of Directors of the Corporation. Such dividends shall be cumulative and shall accrue from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors of the Corporation may fix a record date




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for the determination of holders of Series B Senior Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  (b) As long as any shares of Series B Senior Preferred Stock shall remain outstanding, in no event shall any dividend be declared or paid upon, nor shall any distribution be made upon, any Junior Capital Stock (as defined herein), other than a dividend or distribution payable solely in shares of common stock of the Corporation, nor shall any shares of Junior Capital Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Junior Capital Stock, unless, in each such case, (i) full cumulative dividends on the outstanding shares of Series B Senior Preferred Stock shall have been declared and paid and (ii) any arrears or defaults in any redemption of shares of Series B Senior Preferred Stock shall have been cured. The term "Junior Capital Stock" as used herein means any shares of capital stock of the Corporation, including without limitation the Corporation's Common Stock, par value $.03 per share (the "Common Stock"), and the Corporation's Senior Cumulative Convertible Series, par value $.01 per share (the "Existing Preferred Stock"), other than shares of the Corporation's capital stock permitted to rank on a parity with or senior to the Series B Senior Preferred Stock pursuant to paragraph 5 hereof.

                  2. REDEMPTION. The shares of Series B Senior Preferred Stock may be redeemed as follows:

                  (a) REDEMPTION AT THE OPTION OF THE COMPANY. Except as and to the extent expressly prohibited by applicable law, the Corporation may, at its option, redeem any number of shares of Series B Senior Preferred Stock at any time (in the manner and with the effect provided in subparagraphs 2(c) through 2(e) below).

                  (b) REDEMPTION AT THE OPTION OF THE HOLDER. Upon the occurrence of any of the following (each a "Change of Control"):

                  (i) the sale, lease or transfer, whether direct or indirect, of all or substantially all the assets of the Corporation and its subsidiaries, taken as a whole, in one transaction or a series of related transactions, to any person or group other than the WCAS Group (as hereinafter defined), or

                  (ii) the acquisition of beneficial ownership by any person or group other than the WCAS Group, of voting stock of the Corporation representing more than 50% of the voting


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         power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise,

then each holder of any share or shares of Series B Senior Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem (a "Redemption at the Option of the Holder"), any or all of such holder's shares of Series B Senior Preferred Stock (any such redemption of less than all a holder's shares to be in integral multiples of 1,000 shares) on or prior to the effective date of such Change of Control, at a redemption price of $1,000 plus all accrued but unpaid dividends to which the holders of the Series B Senior Preferred Stock are then entitled pursuant to paragraph 1 above as of such date. Such option shall be exercised by written notice to the Corporation given within fifteen days of the date of receipt of the Redemption Notice (as defined herein) to be delivered pursuant to paragraph 2(c) below.

                  For purposes of this Certificate of Designations: (i) the terms "person" and "group" shall have the meaning set forth in paragraph 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation, and (iv) the term "WCAS Group" shall mean Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership ("WCAS VII"), WCAS Capital Partners II, L.P., a Delaware limited partnership ("WCAS CP II"), any general partners thereof and any other investment limited partnerships or other investment entities under common control therewith.

                  Any date on which any shares of Series B Senior Preferred Stock are to be redeemed as provided in this paragraph 2 is hereinafter called a "Senior Preferred Redemption Date." The price at which any shares of Series B Senior Preferred Stock are to be redeemed as herein provided is hereinafter called the "Senior Preferred Redemption Price."

                  (c) NOTICE OF REDEMPTION. At least 20 days (and not more than 60 days) prior to any Senior Preferred Redemption Date (which in the case of any Redemption at the Option of the Holder shall be prior to the effective date of any Change of Control),



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written notice thereof (a "Senior Preferred Redemption Notice") shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series B Senior Preferred Stock, at his, her or its address last shown on the records of the transfer agent of the Series B Senior Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). The Senior Preferred Redemption Notice shall set forth (i) the Senior Preferred Redemption Date, (ii) the Senior Preferred Redemption Price, (iii) in the case of a Redemption at the Option of the Company, the total number of shares to be redeemed from all holders and the number of shares to be redeemed from such holder, and (iv) in the case of a Redemption at the Option of the Holder, a description of the events which will, upon the occurrence thereof, constitute a Change of Control, including a summary description of the terms thereof, and such holder's right to exercise its option to require a redemption under paragraph 2(b) hereof. In the case of a Redemption at the Option of the Company, the Senior Preferred Redemption Notice shall call upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing any shares of Series B Senior Preferred Stock to be redeemed.

                  (d) REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. On or prior to a Senior Preferred Redemption Date, all holders of shares of Series B Senior Preferred Stock to be redeemed shall surrender their certificates representing such shares to the Corporation, in the manner and at the place designated in the Senior Preferred Redemption Notice, and against such surrender the Senior Preferred Redemption Price of such shares shall be paid to the order of the person whose name appears on each such certificate as the owner thereof. Each surrendered certificate shall be canceled. From and after the Senior Preferred Redemption Date, unless there shall have been a default in payment of the Senior Preferred Redemption Price, and notwithstanding that any certificate for shares of Series B Senior Preferred Stock to be redeemed shall not have been surrendered for cancellation, all rights of the holders of the shares of redeemed Series B Senior Preferred Stock as holders of such shares of Series B Senior Preferred Stock (except the right to receive the Senior Preferred Redemption Price without interest against surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation (or its transfer agent, if any) or be deemed to be outstanding for any purpose whatsoever.

            (e) SHARES TO BE REDEEMED OR PURCHASED. If the funds of the Corporation legally available for redemption of Series B Senior Preferred Stock on any Senior Preferred Redemption Date are insufficient, after redemption of any other shares ranking



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senior thereto, to redeem the full number of shares of Series B Senior Preferred
Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares of Series B Senior Preferred Stock ratably from each holder whose shares are otherwise required to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B Senior Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  3. LIQUIDATION, DISSOLUTION OR WINDING UP. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of any shares of Junior Capital Stock by reason of their ownership thereof, an amount equal to $1,000 per share of Series B Senior Preferred Stock, plus all accrued but unpaid dividends to which the holders of the Series B Senior Preferred Stock are then entitled pursuant to paragraph 1 above as of such date, and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders (after making all distributions to which holders of capital stock ranking senior to the Series B Senior Preferred Stock shall be entitled) shall be insufficient to pay the holders of shares of Series B Senior Preferred Stock the full amount to which they shall be entitled pursuant to this paragraph 3(a), the holders of shares of Series B Senior Preferred Stock, and any other shares ranking on a parity therewith, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series B Senior Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of payment upon liquidation, dissolution or winding up and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Senior Preferred Stock, such notice to be addressed to each stockholder at his post office address as shown by the records of the Corporation, PROVIDED, HOWEVER that failure to give notice pursuant to this sentence shall not invalidate the action involved.

                  (b) After the payment of all amounts required to be paid pursuant to paragraph 3(a) to the holders of shares of



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Series B Senior Preferred Stock, and any other shares ranking on a parity therewith, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Capital Stock then outstanding shall share in any distribution of the remaining assets and funds of the Corporation in the manner provided by law, in the Restated Certificate of Incorporation of the Corporation, as amended, or as provided in any pertinent Certificate of Designations of the Corporation, as the case may be.

                  (c) No Change of Control shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 3.

                  4. VOTING. Except as otherwise provided by law or herein, the holders of Series B Senior Preferred Stock shall have no vote on any matters to be voted on by the stockholders of the Corporation.

                  5. RESTRICTIONS. So long as any shares of Series B Senior Preferred Stock are outstanding (except, with respect to clause (i) below, so long as at least 5,000 shares of Series B Senior Preferred Stock are outstanding), without the consent of the holders of a majority of the Series B Senior Preferred Stock at the time outstanding given in person or by proxy, either in writing or at a special meeting called for that purpose at which the holders of the Series B Senior Preferred Stock shall vote separately as a class, the Corporation may not (i) effect or validate the amendment, alteration or repeal of any provision hereof which would amend or repeal the dividend, voting, conversion, redemption or liquidation rights of the Series B Senior Preferred Stock set forth herein; (ii) effect or validate the amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation or the By-laws of the Corporation; or (iii) (A) create or authorize any additional class or series of stock ranking senior to or on a parity with the Series B Senior Preferred Stock as to dividends or as to rights upon redemption, liquidation, dissolution or winding up, or (B) increase the authorized number of shares of the Series B Senior Preferred Stock or of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series B Senior Preferred Stock as to dividends or as to rights upon redemption, liquidation, dissolution or winding up, whether any such creation or authorization or increase shall be by means of amendment hereof, amendment of the Restated Certificate of Incorporation of the Corporation, Certificate of Designations or amendment thereof, merger, consolidation or otherwise.

                  6. REACQUIRED SHARES. Any shares of Series B Senior Preferred Stock, which are redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and can-



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celed promptly after the acquisition thereof and the number of authorized shares of Series B Senior Preferred Stock shall be reduced accordingly.

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                  IN WITNESS WHEREOF, this Certificate of Designations has been executed by the Corporation by its Executive Vice President and Chief Financial Officer this 30th day of June, 1999.


                                        THE CERPLEX GROUP, INC.

                                      By /s/ RICHARD ALSTON
                                        --------------------------
                                        Richard Alston
                                        Executive Vice President and
                                            Chief Financial Officer